UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2004

BancFirst Corporation

Oklahoma	000-14384	73-1221379
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Broadway, Oklahoma City, OK	73102
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (405) 270-1086

Item 5.	Other Events and Regulation FD Disclosure

On February 26, 2004, BancFirst Corporation (the “Company”) announced the closing of the sale of $25 million of 7.20% Cumulative Trust Preferred Securities issued by BFC Capital Trust II. The trust is a wholly owned consolidated subsidiary of the Company and its sole assets are the junior subordinated deferrable interest debentures issued by the Company in connection with the issuance of the preferred securities.

The preferred securities of BFC Capital Trust II have a distribution rate of 7.20%, with each share having a liquidation value of $25. The preferred securities have been approved for quotation on the Nasdaq National Market under the symbol “BANFP.”

Advest, Inc. and Howe Barnes Investments, Inc. co-managed the offering, which was registered under the Securities Act of 1933, as amended. The underwriters have been granted a 30-day option to purchase up to 40,000 additional shares of preferred securities to cover over-allotments, if any.

Item 7(c):	Exhibits

Exhibit 99.1:        Press Release

Signatures

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

BANCFIRST CORPORATION

Date: March 1, 2004	By:	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr., Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 26, 2004.